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                                   EXHIBIT 15

                           Letter of Ernst & Young LLP
             re Unaudited Consolidated Interim Financial Statements



The Board of Directors
Oxford Health Plans, Inc.
Trumbull, Connecticut

We are aware of the incorporation by reference in the Oxford Health Plans, Inc. registration statements on Form S-8 (Nos. 33-49738, 33-70908, 33-94242, 333-988,
333-28109, 333-35693, 333-79063, 333-33226 and 333-42920) of our report dated
October 25, 2000, relating to the unaudited consolidated interim financial statements of Oxford Health Plans, Inc. included in its Form 10-Q for the quarter ended September 30, 2000.


                                                         Ernst & Young LLP

New York, New York
October 25, 2000



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